Exhibit 5.1

1945 Old Gallows Road

Suite 260

Vienna, VA 22182

(301) 760-7393

October 23, 2024

ScanTech AI Systems Inc.

Americas Tower
1177 Avenue of the Americas, Suite 5100
New York, NY 10036

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Mars Acquisition Corp., a Cayman Islands exempted company (“Mars”), in connection with the Registration Statement on Form S-4 (File No. 333-280595) of ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), as amended and supplemented through the date hereof (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), including the proxy statement/prospectus forming a part thereof, relating to up to 29,549,769 shares of common stock of Pubco, par value $0.0001 per share (“Pubco Common Stock”).

The number of shares of Pubco Common Stock being registered consists of (i) assuming no redemptions of Ordinary Shares, 6,606,972 shares of Pubco Common Stock issuable to the Public Shareholders (as defined in the proxy statement/prospectus/consent solicitation) of Mars (which includes: (a) 2,081,432 Ordinary Shares; (b) 362,676 shares of Pubco Common Stock to be issued to Public Shareholders in connection with the Initial Extension Meeting (as defined in the proxy statement/prospectus/consent solicitation); and (c) 4,162,864 additional shares of Pubco Common Stock to be issued pursuant to Amendment No. 4 of the Business Combination Agreement); (ii) 6,472,200 shares of Pubco Common Stock issuable to the Insiders (as defined in the proxy statement/prospectus/consent solicitation) of Mars (which includes: (a) 2,116,000 Ordinary Shares; (b) 41,400 shares of Pubco Common Stock issued in connection with the two promissory notes entered into on March 31, 2024, and April 30, 2024, between Mars and affiliates of the Sponsor for loans for working capital purposes (the “Notes”); and (c) 4,314,800 additional shares of Pubco Common Stock, which includes two (2) shares of Pubco Common Stock to be issued for every (A) 2,116,000 ordinary shares of Mars (“Ordinary Shares”) and (B) 41,400 shares of Pubco Common Stock issued in connection with the Notes, pursuant to Amendment No. 4 of the Business Combination Agreement), (iii) 828,000 shares of Pubco Common Stock issuable to Maxim Group LLC (which includes: (a) 276,000 Ordinary Shares and (b) 552,000 Ordinary Shares to be issued pursuant to Amendment No. 4 of the Business Combination Agreement); (iv) the number of shares of Pubco Common Stock issuable, which consists of (i) 1,380,000 shares of Pubco Common Stock issuable upon automatic conversion of outstanding right to receive two-tenths (2/10) of one share of Pubco Common Stock (“Rights”) held by Public Shareholders and (ii) 78,200 shares of Pubco Common Stock issuable upon automatic conversion of outstanding Rights held by Insiders; and (v) 14,184,397 shares of Pubco Common Stock to be issued to Company Holder Participants (as defined in the proxy statement/prospectus/consent solicitation) of as merger consideration pursuant to Amendment No. 4 of the Business Combination Agreement.

The Pubco Common Stock will be issued pursuant to the business combination agreement (as amended on December 19, 2023, April 2, 2024, April 17, 2024, and September 30, 2024, as it may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and among (i) Mars, (ii) Pubco, (iii) Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Mars (“Purchaser Merger Sub”), (iv) Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), (v) ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech”), and (vi) Dolan Falconer in the capacity as the representative (the “Seller Representative”) from and after the consummation of the closing of the Business Combination (“Closing”) for the Company Holder Participants, the transactions contemplated thereunder including, (i) the merger of the Purchaser Merger Sub with and into Mars with Mars being the surviving entity and a wholly-owned subsidiary of Pubco (the “Purchaser Merger”) and (ii) Company Merger Sub will merge with and into ScanTech, with ScanTech continuing as the surviving entity (“Company Merger”, and together with the Purchaser Merger, the “Mergers”). The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination” pursuant to which Mars and ScanTech each will each become a wholly owned subsidiary of Pubco.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Business Combination Agreement, as amended; (iii) the form of proposed certificate of incorporation of Pubco, to be adopted immediately prior to the closing of the Business Combination, attached to the Registration Statement as Annex C and filed as Exhibit 3.4 to the Registration Statement; (iv) the form of proposed bylaws of Pubco, to be adopted immediately prior to the closing of the Business Combination, attached to the Registration Statement as Annex D and filed as Exhibit 3.5 to the Registration Statement, (v) the form of right agreement between Continental Stock Transfer & Trust Company and Mars filed as Exhibit 4.4 to the Registration Statement, and (vi) such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Pubco and others, and of public officials.

Based upon the foregoing, we are of the opinion that:

1.	Upon (i) the effectiveness of the Business Combination and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, the issued and outstanding Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of Pubco Common Stock.

2.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement, each Right will be converted into two-tenths (2/10) of an Ordinary Share and will automatically convert into shares of Pubco Common Stock upon the consummation of the Business Combination, as contemplated by the Registration Statement and in accordance with the terms of the Business Combination Agreement and the Right Agreement. The conversion of Ordinary Shares underlying the Rights into Pubco Common Stock will be legally binding obligations of Pubco enforceable in accordance with their terms under the laws of the State of New York. The Pubco Common Stock from the conversion of Ordinary Shares underlying the Rights will be duly authorized, validly issued, fully paid and non-assessable.

3.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement, the Pubco Common Stock to be issued to Company Holder Participants as merger consideration will be duly authorized, validly issued, fully paid and non-assessable.

4.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement, the Pubco Common Stock to be issued to Public Shareholders in connection with the Initial Extension Meeting will be duly authorized, validly issued, fully paid and non-assessable.

5.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement, the Pubco Common Stock to be issued to Public Shareholders in connection with the Amendment No. 4 of the Business Combination Agreement will be duly authorized, validly issued, fully paid and non-assessable.

6.	Upon the effectiveness of the Business Combination as contemplated by the Business Combination Agreement, the Pubco Common Stock to be issued to Public Shareholders in connection with the Notes will be duly authorized, validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the Delaware General Corporate Law. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as U.S. securities counsel of the Mars and to all references made to us under the caption “Legal Matters” in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ VCL Law LLP
VCL LAW LLP